Exhibit 99.1

                                                                    News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077



For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990


FOR IMMEDIATE RELEASE

               TRANSACTION SYSTEMS ARCHITECTS REPORTS FISCAL 2003
                              FIRST QUARTER RESULTS

Highlights -
  o Revenue of $62.5 million and EPS of $.08
  o Operating income of $7.5 million; operating margin of 12 percent
  o Twelve month revenue backlog of $229.3 million
  o Operating cash flow of $4.6 million; cash balance of $88.1 million


(OMAHA, Neb.--February 13, 2003)--Transaction Systems Architects, Inc. (Nasdaq:
TSAI), a leading global provider of enterprise e-payments and e-commerce software, announced today that revenue for the first quarter of fiscal 2003 was $62.5 million. Earnings per diluted share were $.08.

For the first quarter of fiscal 2003, revenue was $62.5 million with software license fees of $31.3 million, maintenance fees of $18.6 million and services of $12.6 million. The Company's recurring revenue was $40.0 million, or 64 percent of revenue, and non-recurring revenue was $22.5 million, or 36 percent of revenue. Recurring revenue consists of monthly license fees of $20.1 million, maintenance fees of $18.6 million and facilities management fees of $1.3 million. Operating income was $7.5 million with an operating margin of 12 percent. Operating cash flow was $4.6 million with a cash balance as of December 31, 2002 of $88.1 million. Net income for the quarter was $3.0 million, or $.08 per diluted share. The results for the quarter include $0.9 million of foreign currency transaction losses included in other expense.

The Company completed the first quarter of fiscal 2003 with $229.3 million in backlog, consisting of $154.7 million in recurring revenue backlog and $74.6 million in non-recurring revenue backlog. The Company defines recurring revenue backlog to be all monthly license fees, maintenance fees and facilities management fees specified in executed contracts to the extent that the Company believes that recognition of the related revenue will occur within one year. The Company includes in its non-recurring revenue backlog all fees (other than recurring) specified in executed contracts to the extent that the Company believes that recognition of the related revenue will occur within one year.

"We are once again pleased to be able to report our 12 month backlog," said Dwight Hanson, CFO. "Our backlog of $229 million takes into account all of the changes we've made to our revenue recognition as well as our recent successes in selling our newer products such as BASE24-es(TM) and ACI Payments Manager(TM). As a result of this shift in product demand, we will experience an increase in backlog due to differences in the timing of revenue recognition for these newer products. Revenue from these products is typically deferred until first production use by the customer, as compared to our more established products which are generally recognized upon delivery of the products to the customer."

During the quarter, ACI Worldwide, the Company's largest business unit, added seven new customers. Solutions licensed included BASE24(R), ACI Proactive Risk Manager(TM), ACI Smart Chip Manager(R) and two BASE24-es licenses on UNIX server technology. Also, ACI Worldwide added 12 capacity upgrades and licensed 15 new applications to existing clients.

IntraNet has previously announced that it is migrating its customers from the Digital VAX-based Money Transfer System(TM) (MTS(TM)) solution to the new RS6000 AIX-based MTS solution. At various times during the quarter IntraNet had up to 30 of these migration projects in process. In addition, IntraNet signed three new MTS solutions and one capacity upgrade with an existing customer.

"Our business units are continuing to manage their costs and focus on opportunities within their respective markets," said Gregory Derkacht, president and CEO. "We are beginning to experience additional opportunities with ACI's multi-platform payment engine strategy as reflected by the two new large customers signed in the quarter on UNIX server technology. This multi-platform strategy enables us to expand our prospects and it provides customers with added flexibility in their systems. In addition, our R&D investment in the multi-platform payment engine strategy will enhance our customers' investment in BASE24 and it will give them multiple future deployment options. Overall, we believe our R&D investments in BASE24-es, ACI Payments Manager and ACI Proactive Risk Manager will expand our business opportunities, allowing us to capture new customers and sell additional solutions to our existing customer base."

The Company will provide further details regarding its financial performance for the first quarter of fiscal 2003 in its scheduled teleconference, to be held Thursday, February 13, 2003 at 4:00 pm CST. Interested persons may access a real-time audio broadcast of the teleconference at: www.tsainc.com/ir/ir.asp. The web cast will be archived for 10 days after the teleconference at the same web address listed above.


About Transaction Systems Architects, Inc.

Transaction Systems Architects' software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. Transaction Systems Architects' solutions are used on more than 1,670 product systems in 71 countries on six continents.


Forward-Looking Statements

This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts, and include words or phrases such as "management anticipates," "the Company believes," "the Company anticipates," "the Company expects," "the Company plans," "the Company will," and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially. Factors that could cause actual results to differ include, but are not limited to, the following:

  o The Company's calculation of backlog is based on customer contracts that exist on the date of the calculation. A number of factors may change after the date of calculation that could result in actual revenues being less than the amounts contained in backlog. The Company's customers may request that contracts be renegotiated or terminated due to a number of factors, including mergers, changes in their financial condition, or general changes in economic conditions in the customer's industry or geographic location, or the Company may experience delays in the development of products or services specified in customer contracts. Accordingly, there can be no assurance that contracts included in recurring or non-recurring revenue backlog will actually generate the specified revenues or that the actual revenues will be generated within the one-year period.

  o The Company is currently in the process of evaluating the claims made in various lawsuits filed against the Company relating to its recent restatement of financial results. The Company intends to defend the foregoing lawsuits vigorously, but cannot predict the outcome and is not currently able to evaluate the likelihood of its success or the range of potential loss, if any. However, if the Company were to lose these lawsuits or if they were not settled on favorable terms, the judgment or settlement would likely have a material adverse effect on its consolidated financial position, results of operations and cash flows.

     The Company has insurance that provides an aggregate coverage of $20.0 million for the period during which the lawsuits were filed, but cannot evaluate at this time whether such coverage will be available or adequate to cover losses, if any, arising out of these lawsuits. If these policies do not adequately cover expenses and certain liabilities relating to these lawsuits, the Company's consolidated financial condition, results of operations and cash flows could be materially harmed. The Company's certificate of incorporation provides that it will indemnify and advance expenses to its directors and officers to the maximum extent permitted by Delaware law. The indemnification covers any expenses and liabilities reasonably incurred by a person, by reason of the fact that such person is or was or has agreed to be a director or officer, in connection with the investigation, defense and settlement of any threatened, pending or completed action, suit, proceeding or claim.

     The shareholder lawsuits will likely increase the premiums the Company must pay for director and officer liability insurance in the future, and may make this insurance coverage prohibitively expensive or unavailable. Increased premiums for this insurance could materially harm the Company's financial results and cash flows in future periods. The inability to obtain this coverage due to its unavailability or prohibitively expensive premiums would make it more difficult for the Company to retain and attract officers and directors. The Company has restated certain of its prior financial statements as a result of reevaluating the accounting for several historical transactions. The Company is uncertain whether the lawsuits, change in the application of accounting principles and/or the restatement of prior period financial results will have a material adverse effect on the Company's customer, supplier or other business relationships.

  o As a result of the Company's restatement of its prior consolidated financial statements, it is likely that the Company will be subject to inquiry or investigation by governmental authorities, including the Securities and Exchange Commission. The Securities and Exchange Commission has informally contacted the Company about the restatement process, but the Company has not been notified of a formal inquiry or investigation. In the event that the Company is subject to such an inquiry or investigation, the Company will fully cooperate with such inquiry or investigation. There is risk that such an inquiry or investigation could result in substantial costs and divert management attention and resources, which could adversely affect the Company's business.

  o New accounting standards, or additional interpretations or guidance regarding existing standards, could be issued in the future, which could lead to unanticipated changes in the Company's current financial accounting policies. These changes could affect the timing of revenue or expense recognition and cause fluctuations in operating results.

  o No assurance can be given that operating results will not vary. Fluctuations in quarterly operating results may result in volatility in the Company's stock price. The Company's stock price may also be volatile, in part, due to external factors such as announcements by third parties or competitors, inherent volatility in the high-technology sector and changing market conditions in the industry. The Company's stock price may also become volatile, in part, due to the announced change in the application of certain accounting principles and/or the restatement of prior period financial results.

  o The Company will continue to derive a majority of its total revenue from international operations and is subject to risks of conducting international operations including: difficulties in staffing and management, reliance on independent distributors, longer payment cycles, volatilities of foreign currency exchange rates, compliance with foreign regulatory requirements, variability of foreign economic conditions, and changing restrictions imposed by U.S. export laws.

  o The Company will continue to derive a substantial majority of its total revenue from licensing its BASE24 family of software products and providing services and maintenance related to those products. Any reduction in demand for, or increase in competition with respect to, BASE24 products would have a material adverse effect on the Company's financial condition and results of operations.

  o Prior to its May 2002 merger with HP, Compaq Computer Corporation announced a plan to consolidate its high-end performance enterprise servers on the Intel Corp. Itanium microprocessor by 2004. The Company has not determined whether consolidation of the high-end servers, if it occurs as announced, will materially affect the Company's business, financial position or results of operations.

  o The Company will continue to derive a substantial portion of its revenues from licensing of software products that operate on HP NonStop Himalaya servers. Any reduction in demand for these servers or in HP's ability to deliver products on a timely basis could have a material adverse effect on the Company's financial condition and results of operations.

  o The Company's business is concentrated in the banking industry, making it susceptible to a downturn in that industry. Further, banks are continuing to consolidate, decreasing the overall number of potential buyers of the Company's products and services.

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company's actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements.

These cautionary statements and any other cautionary statements that may accompany such forward-looking statements, whether written or oral, expressly qualify all of the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release unless applicable securities laws require it to do so.

For a detailed discussion of these and other risk factors, interested parties should review the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed on January 13, 2003.



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                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                December 31,     September 30,
                                                    2002             2002
                                               -------------     -------------
                                                (Unaudited)

                                     ASSETS

Current assets:
  Cash and cash equivalents                    $     88,122      $     87,894
  Marketable securities                               3,187             3,757
  Billed receivables, net                            50,771            35,755
  Accrued receivables                                10,613            13,132
  Deferred income taxes, net                         18,211            17,554
  Other                                               4,803             4,560
                                               -------------     -------------
    Total current assets                            175,707           162,652

Property and equipment, net                          10,981            11,597
Software, net                                         4,878             5,609
Goodwill, net                                        56,194            55,947
Deferred income taxes, net                           26,174            27,546
Other                                                 2,874             3,168
                                               -------------     -------------
    Total assets                               $    276,808      $    266,519
                                               =============     =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of debt - financing
    agreements                                 $     16,250      $     18,444
  Accounts payable                                    7,214             7,348
  Accrued employee compensation                       7,717             7,583
  Accrued liabilities                                11,556            11,494
  Income taxes payable                                5,135             7,847
  Deferred revenue                                   82,225            59,598
  Other                                                 823               872
                                               -------------     -------------
    Total current liabilities                       130,920           113,186

Debt - financing agreements                          22,423            24,866
Deferred revenue                                     16,623            23,860
Other                                                 1,561             1,749
                                               -------------     -------------
    Total liabilities                               171,527           163,661
                                               -------------     -------------
Stockholders' equity:
  Class A Common Stock                                  183               183
  Treasury stock, at cost                           (35,258)          (35,258)
  Additional paid-in capital                        228,744           228,465
  Accumulated deficit                               (80,932)          (83,927)
  Accumulated other comprehensive loss, net          (7,456)           (6,605)
                                               -------------     -------------
    Total stockholders' equity                      105,281           102,858
                                               -------------     -------------
    Total liabilities and stockholders'
      equity                                   $    276,808      $    266,519
                                               =============     =============

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                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             (unaudited and in thousands, except per share amounts)


                                               Three Months Ended December 31,
                                               -------------------------------
                                                   2002              2001
                                               -------------     -------------
                                                                   (Restated)
Revenues:
  Software license fees                        $     31,330      $     40,831
  Maintenance fees                                   18,604            18,782
  Services                                           12,555            13,624
                                               -------------     -------------
    Total revenues                                   62,489            73,237
                                               -------------     -------------
Expenses:
  Cost of software license fees                       5,939             9,218
  Cost of maintenance and services                   14,808            16,038
  Research and development                            7,950             9,049
  Selling and marketing                              13,736            14,257
  General and administrative                         12,583            12,896
                                               -------------     -------------
    Total expenses                                   55,016            61,458
                                               -------------     -------------
Operating income                                      7,473            11,779
                                               -------------     -------------
Other income (expense):
  Interest income                                       310               311
  Interest expense                                     (956)           (1,619)
  Other, net                                         (1,139)           (4,471)
                                               -------------     -------------
    Total other income (expense)                     (1,785)           (5,779)
                                               -------------     -------------
Income before income taxes                            5,688             6,000
Income tax provision                                 (2,693)           (3,583)
                                               -------------     -------------
Net income                                     $      2,995      $      2,417
                                               =============     =============


Earnings per share information:
  Weighted average shares outstanding:
    Basic                                            35,437            35,255
                                               =============     =============
    Diluted                                          35,550            35,461
                                               =============     =============

  Earnings per share:
    Basic                                      $       0.08      $       0.07
                                               =============     =============
    Diluted                                    $       0.08      $       0.07
                                               =============     =============

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